                                                                  EXHIBIT 10.22

                         FORM OF BROKER-DEALER AGREEMENT

                  ____________________________________________

                                     between

                              THE BANK OF NEW YORK

                                as Auction Agent

                                       and

                         [INSERT NAME OF BROKER-DEALER]

                                as Broker-Dealer

                  ____________________________________________

                            Dated as of ____________

                                   Relating to

                                   $_________

             COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2003-_

                         STUDENT LOAN ASSET-BACKED NOTES

                                  consisting of

                                 Series 2003-_:
                          Class _-_ Auction Rate Notes

                                TABLE OF CONTENTS

                                                                                                           Page
1.    Definitions and Rules of Construction..........................................................        1
   1.1. Terms Defined by Reference to the Indenture..................................................        1
   1.2. Terms Defined Herein.........................................................................        1
   1.3. Rules of Construction........................................................................        2

2.    The Auction....................................................................................        2
   2.1  Purpose. Incorporation by Reference of Auction Procedures and Settlement Procedures..........        2
   2.2  Preparation for Each Auction.................................................................        3
   2.3  Auction Schedule: Method of Submission of Orders.............................................        3
   2.4. Notices......................................................................................        5
   2.5. Service Charge to Be Paid to BD..............................................................        5
   2.6  Settlement...................................................................................        6
   2.7. Duties and Responsibilities of BD............................................................        6

3.    The Auction Agent..............................................................................        7
   3.1. Duties and Responsibilities of Auction Agent.................................................        7
   3.2. Rights of the Auction Agent..................................................................        7
   3.3. The Auction Agent's Disclaimer...............................................................        9

4.    Miscellaneous..................................................................................        9
   4.1. Termination..................................................................................        9
   4.2. Participant in Clearing Agency...............................................................        9
   4.3. Communications...............................................................................        9
   4.4. Entire Agreement.............................................................................       10
   4.5. Benefits.....................................................................................       10
   4.6. Amendment: Waiver............................................................................       10
   4.7. Successors and Assigns.......................................................................       11
   4.8. Severability.................................................................................       11
   4.9. Execution in Counterparts ...................................................................       11
   4.10 Governing Law................................................................................       11

Exhibit A Settlement Procedures                 A-1
Exhibit B Order Form                            B-1
Exhibit C Transfer Form                         C-1
Exhibit D Notice of a Failure to Deliver        D-1

      Broker-Dealer Agreement (this "Agreement"), dated as of ____________ between THE BANK OF NEW YORK (together with its successors and assigns, the "Auction Agent"), a New York banking corporation appointed as such pursuant to the provisions of the Indenture of Trust, dated as of ____________ (the "Trust Indenture") by and between Collegiate Funding Services Education Loan Trust 2003-_, a Delaware statutory trust, (the "Issuer"), U.S. Bank National Association, as indenture trustee and eligible lender trustee (the "Trustee"), and the respective Auction Procedures attached thereto as Annex 1 (collectively referred to herein as the "Indenture "), pursuant to authority granted to it in the Auction Agent Agreement between the Trustee and the Auction Agent hereinafter defined, and [INSERT NAME OF BROKER-DEALER] (together with its successors and assigns hereinafter referred to as "BD").

      The Issuer proposes to issue certain of its Student Loan Asset-Backed Notes as Auction Rate Notes (collectively, the "Notes") as follows: $________ aggregate principal amount of Class _-_ Senior Auction Rate Notes, pursuant to the Indenture.

      The Indenture provides that the interest rate on the Notes for each Interest Accrual Period after the Initial Interest Accrual Period shall, except as otherwise provided in the Indenture, equal the Auction Rate that the Auction Agent advises has resulted on the Auction Date from the implementation of the Auction Procedures. Pursuant to Section 2.9(a) or (b) of the Auction Agent Agreement, the Auction Agent has entered into this Agreement.

      The Auction Procedures require the participation of one or more Broker-Dealers.

      Now, Therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Auction Agent and BD agree as follows:

      1. DEFINITIONS AND RULES OF CONSTRUCTION

      1.1. TERMS DEFINED BY REFERENCE TO THE INDENTURE. Capitalized terms not defined herein shall have the respective meanings specified in or pursuant to the Indenture, including Annex 1thereto, and the Auction Agent Agreement.

      1.2. Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

            (a) "Auction" shall have the meaning specified in Section 2.1 hereof.

            (b) "Auction Agent Agreement" shall mean the Auction Agent Agreement, dated as of November 1, 2003, among the Issuer, the Trustee and the Auction Agent relating to the Notes.

            (c) "Auction Procedures" shall mean the Auction Procedures as defined in Annex 1 to the Indenture.

            (d) "Authorized Officer" shall mean, with respect to the Auction Agent, each Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent assigned to the Dealing and Trading Group or its Corporate Trust & Agency Division, and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a written communication to BD.

            (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

            (f) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

      1.3. Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

            (a) Words importing the singular number shall include the plural number and vice versa.

            (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

            (c) The words "hereof," "herein, " "hereto, " and other words of similar import refer to this Agreement as a whole.

            (d) In case of any conflict between the provisions of this Agreement and the provisions of the Auction Procedure, the Auction Procedures shall control.

            (e) All references herein to a particular time of day shall be to New York City time.

      2. THE AUCTION

      2.1 Purpose. Incorporation by Reference of Auction Procedures and Settlement Procedures.

            (a) On each Auction Date for a class of Notes, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Auction Note Interest Rate for such class for the next Interest Accrual Period. Each periodic operation of such implementation is hereinafter referred to as an "Auction."

            (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein. With respect to the Auction Agent's duties hereunder, in the case of any conflict between the terms of any document incorporated herein by reference and the terms hereof, the Auction Agent is, subject to its obligations as set forth in
      Section 3, authorized to perform its duties according to the terms hereof, and shall have no liability for so doing.

            (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Annex 1 of the Indenture may execute Broker-Dealer Agreements and participate as Broker-Dealers in Auctions.

            (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Issuer may, by notice to BD and all other Broker-Dealers given no later than 3:00 P.M. on the Business Day next preceding an Auction, prohibit all (but not less than all) Broker-Dealers from submitting Bids for their own account in such Auction and, if so specified in such notice, all future Auctions until such notice is withdrawn, but the Broker-Dealers may continue to submit Hold and Sell orders for their own accounts and Bids on behalf of customers. The Auction Agent shall have no duty or liability with respect to enforcement of this subsection.

      2.2 Preparation for Each Auction.

            (a) Not later than 9:30 A.M. on each Auction Date for a class of Notes, the Auction Agent shall advise BD by telephone of the Maximum Rate, the Net Loan Rate, the All Hold Rate, the Non-Payment Rate (if applicable) and the Applicable LIBOR Rate.

            (b) In the event that the Auction Date for any Auction for a class of Notes shall be changed after the Auction Agent has been given the notice referred to in Section 2.02(h) of the Auction Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 A.M. on the new Auction Date and 9:15 A.M. on the old Auction Date. Thereafter, BD shall promptly notify customers of BD that BD believes are Existing Owners of such change in the Auction Date.

            (c) The Auction Agent from time to time may but shall not be obligated to request BD to provide it with a list of the respective customers BD believes are Existing Owners of the Notes and the aggregate principal amounts of Notes specifically owned by each such customer. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any person other than the Trustee, the Issuer and BD, provided that the Auction Agent reserves the right to disclose, any such information if it is advised by its counsel that such failure would be unlawful or would subject the Auction Agent to liability for which it has not received indemnity satisfactory to it; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

      2.3 Auction Schedule: Method of Submission of Orders.

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

            (a) The Auction Agent shall conduct Auctions for the applicable class of Notes in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with consent of the Trustee, at the direction of the Issuer, which consent shall not be unreasonably withheld or delayed. The Auction Agent shall give written notice of any such change to BD. Such notice shall be received prior to the close of business on the Business Day next preceding the first Auction Date for that class of Notes on which any such change shall be effective.

           Time                                         Event
----------------------------     -----------------------------------------------
By 9:30 A.M.                     Auction Agent obtains the Maximum Rate, the All
                                 Hold Rate, the Applicable LIBOR Rate and the
                                 Net Loan Rate. Auction Agent notifies the
                                 Trustee and the Broker-Dealers of the Maximum
                                 Rate, the All Hold Rate, the Net Loan Rate and
                                 the Applicable LIBOR Rate

9:30 A.M.-1:00 P.M.              Auction Agent assembles information
                                 communicated to it by Broker-Dealers as
                                 provided in the Auction Procedures. Submission
                                 Deadline is 1:00 P.M.

Not earlier than 1:00            Auction Agent makes determinations pursuant to
P.M                              the Auction Procedures.

                                 Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and principal amounts of Notes are allocated as provided in the Auction Procedures. Auction
                                 Agent gives notice of Auction results as set forth in Section 2.4(a) hereof.

By approximately 3:30            Auction Agent advises the Trustee of the
P.M., but no later than          Auction Note Interest Rate for the next
the close of business            Interest Accrual Period and of results of the
                                 Auction as provided in the Auction Procedures.

            (b) BD agrees to maintain a list of Potential Owners and to contact the Potential Owners on such list on or prior to each Auction Date for the purpose of participating in the Auction on such Auction Date.

            (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B.

            (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of Notes, made through BD by an Existing Owner to another person other than pursuant to an Auction and (ii) a written notice, in substantially the form attached hereto as Exhibit D, of the failure of any Notes to be transferred to or by any person that purchased or sold Notes through BD pursuant to an Auction. The Auction Agent is not required to give effect to any notice with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

            (e) BD agrees to handle its customers' Orders in accordance with its duties under applicable securities laws and rules.

            (f) Prior to or concurrently with the execution and delivery of the Auction Agent Agreement, BD shall provide the Auction Agent with a list of the Existing Owners of the Notes who have agreed to purchase such Notes through BD, if any. In order to verify the accuracy and authenticity of the lists of Existing Owners so provided, the Auction Agent may confirm those lists of the Existing Owners to the respective Broker-Dealers who provided the original lists within 10 Business Days of the Auction Agent's receipt thereof.

      2.4. Notices.

            (a) On each Auction Date for a class of Notes, the Auction Agent shall notify BD by telephone or other electronic communication acceptable to the parties of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. By approximately 10:30 A.M. on the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing, if previously so requested, of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

            (b) BD shall notify each Existing Owner or Potential Owner on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

            (c) The Auction Agent shall deliver to BD after receipt all notices and certificates which the Auction Agent is required to deliver to BD pursuant to Section 2 of the Auction Agent Agreement at the times and in the manner set forth in the Auction Agent Agreement.

      2.5. Service Charge to Be Paid to BD.

            (a) On each Auction Rate Distribution Date for the Notes, for the term of this Agreement, the Issuer shall pay to the applicable Broker-Dealer as set forth in Section 5.03(c) of the Indenture an amount equal to the product of (i) a fraction, the numerator of which is the number of days in the related Interest Accrual Period (or in the case of the initial period, the actual number of days elapsed since the date of delivery of the Notes) and the denominator of which is 360 days times (ii) the Broker-Dealer Fee Rate times (iii) the sum of (A) the sum of the aggregate principal amount of the Notes placed by BD in all Auctions held since the last Auction Rate Distribution Date that were (1) the subject of Submitted Bids of Existing Owners submitted by BD and continued to be held as a result of such submission and (2) the subject of Submitted Bids of Potential Owners submitted by BD and purchased as a result of such submission and (B) the aggregate principal amount of the Notes subject to valid Hold Orders (determined in accordance with the Auction Procedures) submitted to the Auction Agent by BD and (C) the principal amount of the Notes deemed to be subject to Hold Orders by Existing Owners pursuant to the Auction Procedures that were acquired by such Existing Owners through BD, divided by (iv) the sum of the aggregate principal amount of the Notes auctioned since the last Auction Rate Distribution Date divided by the aggregate principal amount of Notes outstanding at the beginning of such period. For purposes of subclause (iii)(C) of the foregoing sentence, if any Existing Owner who acquired Notes through BD transfers those Notes to another person other than pursuant to an Auction, then the Broker-Dealer for the Notes so transferred shall continue to be BD; provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such Notes. If for any reason an Auction is not held on an Auction Date, there shall be no Broker-Dealer Fee applicable with respect to such Auction Date.

            (b) The Broker-Dealer Fee Rate shall be 0.25% per annum.

      2.6 Settlement.

            (a) If any Existing Owner on whose behalf BD has submitted a Bid or Sell Order for Notes that was accepted in whole or in part fails to instruct its Participant to deliver the Notes subject to such Bid or Sell Order against payment therefor, BD shall instruct such Participant to deliver such Notes against payment therefor and BD may deliver to the Potential Owner on whose behalf BD submitted a Bid that was accepted in whole or in part a principal amount of the Notes that is less than the principal amount of the Notes specified in such Bid to be purchased by such Potential Owner. Notwithstanding the foregoing terms of this Section 2.6(a), any delivery or non-delivery of Notes which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.3(d) hereof. The Auction Agent shall have no duty or liability with respect to monitoring or enforcing requirements of this
      Section 2.6(a).

            (b) Neither the Auction Agent, the Trustee nor the Issuer shall have any responsibility or liability with respect to the failure of an Existing Owner, a Potential Owner or a Participant or any of them to deliver Notes or to pay for Notes sold or purchased pursuant to the Auction Procedures or otherwise. The Auction Agent shall have no responsibility for any adjustment to fees paid pursuant to Section 2.5 hereof as a result of any failure described in this Section 2.6(b).

      2. 7. Duties and Responsibilities of BD.

            (a) BD undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement, the Auction Agent Agreement, the Auction Procedures or the Settlement Procedures against BD.

            (b) In the absence of gross negligence or willful misconduct on its part, BD shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. BD shall not be liable for any error resulting from the use or reliance on a source of information used in good faith and without gross negligence to make any determination, calculation or declaration hereunder. BD shall not be liable for any error or judgment made in good faith unless BD shall have been grossly negligent in ascertaining or failing to ascertain the pertinent facts. In no event shall BD be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if BD has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (c) BD shall not be: (i) required to, and does not, make any representations or have any responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; (ii) obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with indemnity satisfactory to DB; and (iii) responsible for or liable in any respect on account of the identity, trust or rights of any Person (other than itself and its agents and attorneys) executing or delivering or purporting to execute or deliver any document under this Agreement or any Broker-Dealer Agreement.

            (d) BD shall not be responsible or liable for failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes, fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, internet or communication services; acts of civil or military authority; or governmental actions; it being understood that BD shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

      3. THE AUCTION AGENT

      3.1. Duties and Responsibilities of Auction Agent.

            (a) The Auction Agent is acting solely as a non-fiduciary agent for the Issuer hereunder and has no duties to any other person and owes no fiduciary duties to any person by reason of this Agreement.

            (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Agreement, the Auction Procedures or any Broker-Dealer Agreement against the Auction Agent.

            (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

      3.2. Rights of the Auction Agent.

            (a) The Auction Agent may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by or other electronic communication acceptable to the parties this Agreement which the Auction Agent reasonably believes to have been given by the Trustee or by a Broker-Dealer or by their designated agents or representatives. To the extent permitted by law, the Auction Agent may record telephone communications with the Broker-Dealers.

            (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

            (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for the negligence and misconduct of any agents, attorneys, custodians or nominees appointed with due care hereunder.

            (e) The Auction Agent shall have no obligation or liability in respect of the registration or exemption therefrom of the Notes under federal or state securities laws or in respect of the sufficiency or the conformity of any transfer of Notes to the terms of this Agreement, any Auction Agent Agreement, the Indenture (including Annex 1 thereto), the Auction Procedures or any other document contemplated therein or thereby.

            (f) The Auction Agent shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with indemnity satisfactory to it; and (iii) not be responsible for or liable in any respect on account of identity, authority or rights of any person executing or delivering or purporting to execute or deliver any document under this Agreement unless the Authorized Officer of the Auction Agent had actual knowledge that such person was not authorized or entitled to execute or deliver such document.

            (g) The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this agreement arising our of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; acts of terrorism; epidemics; riots; interruptions, loss or malfunctions or utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

            (h) In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

      3.3. The Auction Agent's Disclaimer. The Auction Agent makes no representation as to the correctness of the recitals in, or the validity or adequacy of, this Broker-Dealer Agreement, the Auction Agent Agreement, the Notes, any offering document used to make offers or sales thereof or any other agreement or instrument executed in connection with the transactions contemplated therein.

      4. MISCELLANEOUS

      4.1. Termination. Broker-Dealer may terminate this Agreement at any time upon thirty days prior notice to the other party. The Auction Agent shall terminate this Agreement only upon receipt of written instructions from the Broker-Dealer to do so. This Agreement shall automatically terminate upon the delivery of notes representing the Notes pursuant to the Auction Procedures or upon termination of the Auction Agent Agreement.

      4.2. Participant in Clearing Agency. Either (i) BD is, and shall remain for the term of this Agreement, a member of, or Participant in, the Clearing Agency, or (ii) BD may designate a Participant to act on BD's behalf for purposes of this Agreement. If BD wishes to designate a different Participant to act on its behalf, BD shall give the Auction Agent at least two Business Day's prior notice thereof.

      4.3. Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party, addressed to it, at its address or facsimile number set forth below:

If to BD, addressed:

         [NOTICE INFORMATION OF BD]

If to the Auction Agent, addressed:

         The Bank of New York
         100 Church Street, 8th Floor
         New York, NY 10286
         Attention: Corporate Trust Division - Dealing
                     and Trading Group - Auction Desk
         Telephone: (212) 437-6166
         Facsimile: (212) 437-6155

If to the Issuer, addressed:

         Collegiate Funding Services Education Loan Trust 2003-_
         c/o Wilmington Trust Company
         Rodney Square North

         1100 North Market Street
         Wilmington, Delaware 19890-0001
         Attention: Corporate Trust Administration
         Telephone: 302-636-6019
         Telecopy: 302-636-4140

With a copy to:

         Collegiate Funding Services L.L.C.
         100 Riverside Parkway, Suite 125
         Fredericksburg, Virginia 22406
         Attention: Kevin Landgraver
         Telephone: 540-374-1600
         Telecopy: 540-374-2021

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

      4.4. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

      4.5. Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Trustee, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

      4.6. Amendment: Waiver.

            (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of each party hereto. The provisions herein regarding Auction Procedures may be amended from time to time to conform to industry or market practices solely upon the written consent of the parties hereto and upon written notice of such amendment to the affected Note Owners of such Notes and no prior written consent of any such Note Owner shall be required in connection with such amendment.

            (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

      4. 7. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned

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by the Auction Agent to a successor Auction Agent selected by the Trustee at the direction of the Issuer without the consent of BD.

      4.8. Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

      4.9. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      4.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. Each party hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Each party each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                THE BANK OF NEW YORK,
                                as Auction Agent

                                By: __________________________
                                    Name:_____________________
                                    Title:____________________

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

                     BROKER-DEALER AGREEMENT EXECUTION PAGE
                                FOR BROKER-DEALER

                                [NAME OF BROKER-DEALER],
                                as Broker Dealer

                                By: ____________________________
                                    Name:_______________________
                                    Title: _____________________

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

                      EXHIBIT A TO BROKER-DEALER AGREEMENT

                              Settlement Procedures

                          AUCTION RATE NOTE SETTLEMENT
                                   PROCEDURES

      Capitalized terms used herein shall have the respective meanings specified in the Indenture, including Annex 1 thereto, and the Auction Procedures. These settlement procedures apply to all Notes except as may otherwise be specified with respect to a Series in the related Indenture.

            (a) Not later than 3:00 p.m. on each Auction Date for a class of Notes, the Auction Agent is required to notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Note Owner or Potential Note Owner of:

                  (i) the Applicable Auction Rate fixed for the next Interest
            Accrual Period;

                  (ii) whether there were Sufficient Clearing Bids in such
            Auction;

                  (iii) if such Broker-Dealer (a "Seller's Broker-Dealer")
            submitted a Bid or a Sell Order on behalf of an Existing Note Owner, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Notes, if any, to be sold by such Existing Note Owner;

                  (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer")
            submitted a Bid on behalf of a Potential Note Owner, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Notes, if any, to be purchased by such Potential Note Owner;

                  (v) if the aggregate principal amount of Notes to be sold by all Existing Note Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different from the aggregate principal amount of Notes to be purchased by all Potential Note Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more other Buyer's Broker-Dealers (and the Participant, if any, of each such other Buyer's Broker-Dealer) acting for one or more purchasers of such excess principal amount of Notes and the principal amount of Notes to be purchased from one or more Existing Note Owners on whose behalf such Broker-Dealer acted by one or more Potential Note Owners on whose behalf each of such other Buyer's Broker-Dealers acted; and

                  (vi) if the principal amount of Notes to be purchased by all
            Potential Note Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the amount of Notes to be sold by all Existing Note Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the agent member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Notes and the principal amount of Notes to be sold to one or more Potential Note Owners on whose behalf such Broker-Dealer acted by one or more

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

            Existing Note Owners on whose behalf each of such Seller's Broker-Dealers acted;

                  (vii) unless previously provided, a list of all Auction Rates and related Interest Accrual Periods (or portions thereof) since the last Series Payment Date; and

                  (viii) the Auction Date for the next succeeding Auction.

            (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Note Owner or Potential Note Owner shall:

                  (i) advise each Existing Note Owner and Potential Note Owner on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

                  (ii) instruct each Potential Note Owner on whose behalf such
            Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Bidder's Participant to pay to such Broker-Dealer (or its Participant) through the Clearing Agency the amount necessary to purchase the principal amount of Notes to be purchased pursuant to such Bid against receipt of such principal amount of Notes;

                  (iii) in the case of a Broker-Dealer that is a Seller's
            Broker-Dealer, instruct each Existing Note Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Note Owner's Participant to deliver to such Broker-Dealer (or its Participant) through the Clearing Agency the principal amount of Notes to be sold pursuant to such Bid or Sell Order against payment therefor;

                  (iv) advise each Existing Note Owner on whose behalf such
            Broker-Dealer submitted an Order and each Potential Note Owner on whose behalf such Broker-Dealer submitted a Bid of the Applicable Auction Rate for the next Interest Accrual Period;

                  (v) advise each Existing Note Owner on whose behalf such
            Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date; and

                  (vi) advise each Potential Note Owner on whose behalf such
            Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

            (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it pursuant to paragraph (b)(ii) above, and any Notes received by it pursuant to paragraph (b)(iii) above, among the Potential Note Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Note Owners, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

            (d) On each Auction Date for a class of Notes:

                  (i) each Potential Note Owner and Existing Note Owner with an
            Order in the Auction on such Auction Date shall instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be;

                  (ii) each Seller's Broker-Dealer that is not a Participant in the Clearing Agency shall instruct its Participant to (A) pay through the Clearing Agency to the Participant of the Existing Note Owner delivering Notes to such Broker-Dealer following such Auction pursuant to (b)(iii) above the amount necessary, including accrued interest, if any, to purchase such Notes against receipt of such Notes, and (B) deliver such Notes through the Clearing Agency to a Buyer' s Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

                  (iii) each Buyer's Broker-Dealer that is not a Participant in the Clearing Agency shall instruct its Participant to (A) pay through the Clearing Agency to a Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary, including accrued interest, if any, to purchase the Notes to be purchased pursuant to (b)(ii) above against receipt of such Notes, and

            (e) deliver such Notes through the Clearing Agency to the Participant of the purchaser thereof against payment therefor.

            (f) On the first Business Day of the Interest Accrual Period next succeeding each Auction Date:

                  (i) each Participant for a Bidder in the Auction on such
            Auction Date referred to in (d)(i) above shall instruct the Clearing Agency to execute the transactions described under (b)(ii) or
            (b)(iii) above for such Auction, and the Clearing Agency shall execute such transactions;

                  (ii) each Seller's Broker-Dealer or its Participant shall
            instruct the Clearing Agency to execute the transactions described in (d)(ii) above for such Auction, and the Clearing Agency shall execute such transactions; and

                  (iii) each Buyer's Broker-Dealer or its Participant shall
            instruct the Clearing Agency to execute the transactions described in (d)(iii) above for such Auction, and the Clearing Agency shall execute such transactions.

            (g) If an Existing Note Owner selling Notes in an Auction fails to deliver such Notes (by authorized Book-Entry), a Broker-Dealer may deliver to the Potential Note Owner on behalf of which it submitted a Bid that was accepted a principal amount of Notes that is less than the principal amount of Notes that otherwise was to be purchased by such Potential Note Owner. In such event, the principal amount of Notes to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser principal amount of Notes shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Notes which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent and the Broker-Dealer Agreement.